UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 24, 2010

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted the United Online, Inc. 2010 Management Bonus Plan (the “Bonus Plan”).  The Bonus Plan is in the form of a stock bonus program under which each participant may earn a bonus payable in shares of the Company’s common stock based on the financial performance of the particular business segment or segments to which that participant is assigned.

For certain participants, financial performance will be measured in terms of the combined revenue and operating income before depreciation, amortization and certain other expenses of the Company’s FTD, Classmates Media, and Communications business segments for the 2010 fiscal year.  For other participants, financial performance will be measured in terms of 2010 fiscal year revenue and operating income before depreciation, amortization and certain other expenses of the particular business segment (FTD, Classmates Media or Communications) to which that participant is assigned.

Fifty percent (50%) of each participant’s potential stock bonus is tied to the level of revenue attained by the business segment or segments to which that participant is assigned, and the other fifty percent (50%) is tied to the level of adjusted operating income attained by the applicable segment or segments.  Six potential levels of attainment from threshold to maximum have been established for the revenue goals and seven potential levels of attainment from threshold to maximum have been established for the adjusted operating income goals.  For each specified level of attainment, there are a specific number of bonus shares individually allocated to each participant.  The actual number of shares of common stock of the Company to which the participant will become entitled will be based on the actual level at which the revenue and adjusted operating income goals are attained. If there is not at least threshold attainment of the applicable revenue or adjusted operating income goals, then none of the bonus shares allocated to those goals will be issued.  In addition, participants will generally be required to continue in the Company’s employ through the February 15, 2011 scheduled bonus payment date in order to receive their bonuses, with a pro-rated payout based on actual attained levels of performance to be provided to any participant whose employment terminates before that date by reason of death or disability or who is on a leave of absence.  The common stock issuable under the Bonus Plan will be drawn from the authorized share reserve under the Company’s 2001 Stock Incentive Plan (or any successor thereto), which was previously approved by the Company’s stockholders.  Up to a maximum of 1,255,112 shares of common stock may be issued under the Bonus Plan.

The following chart identifies the named executive officers of the Company who have been selected as participants in the Bonus Plan and the maximum number of shares of common stock of the Company that each participant may receive if the applicable performance goals are each attained at the maximum level:

Named Executive Officer (Title)	Maximum Number of Bonus Plan Shares
Mark R. Goldston (Chairman, President and Chief Executive Officer)	460,264
Steven B. McArthur (President, Classmates Media Corporation)	121,738
Frederic A. Randall, Jr. (Executive Vice President and Chief Strategy Officer)	99,152
Scott H. Ray (Executive Vice President and Chief Financial Officer)	112,720

The foregoing description of the material terms of the Bonus Plan does not purport to be a complete description of the Bonus Plan and is qualified in its entirety by reference to the Bonus Plan, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010	UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
	Name:	Scott H. Ray
	Title:	Executive Vice President and Chief Financial Officer